UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2003

ROHN Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6718 West Plank Road Peoria, Illinois		61604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 697-4400

Item 3.    Bankruptcy or Receivership.

        On September 16, 2003, ROHN Industries, Inc. (the “Registrant”), and certain of its direct and indirect subsidiaries, namely ROHN Installation Services, Inc., ROHN Enclosures, Inc., ROHN, Inc., ROHN Products, Inc., and ROHN Construction, Inc. (collectively with the Registrant, the “Debtors”), have filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Indiana (the “Bankruptcy Court”). The Debtors are maintaining their properties and managing their operations as “debtors-in-possession” subject to the supervision and orders of the Bankruptcy Court (Case No. 03-17287-AJM-11) pursuant to Section 1108 of the Bankruptcy Code. The Company said that the objective of the Chapter 11 proceeding is to maximize recovery to creditors by facilitating an orderly sale of assets. The Company is currently in discussions with an unrelated third party regarding a proposed sale of the assets of the Company. A copy of the press release announcing the bankruptcy filing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.    Other Events and Regulation FD Disclosure.

        On September 16, 2003, the Registrant issued a press release regarding its filing under the Bankruptcy Code. A copy of the press release announcing the bankruptcy filing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

        The press release also announced that, concurrent with the Chapter 11 filing, the Registrant entered into a $9.5 million debtor-in-possession (“DIP”) line of credit with the lenders party to the Company’s Amended and Restated Credit Agreement, subject to the approval of the Bankruptcy Court, which will include funds that will be rolled forward from the Company’s current credit facility. In the press release, the Company said that the objective of the Chapter 11 proceeding is to maximize recovery to creditors by facilitating an orderly sale of assets and the Company announced that it is currently in discussions with an unrelated third party regarding a proposed sale of the assets of the Company.

        Finally, the press release also announced that, upon the filing of the bankruptcy petition of the Company, but following the approval by the Board of Directors of the Chapter 11 filing, Stephen Gorman and Jordan Roderick have each resigned from the Board of Directors of the Company. Currently, Horace Ward, the Chief Executive Officer of the Company, is the only remaining director of the Company.

Item 6.    Resignations of Registrant's Directors.

        As discussed in Item 5 above, the press release also announced that, upon the filing of the bankruptcy petition of the Company, but following the approval by the Board of Directors of the Chapter 11 filing, Stephen Gorman and Jordan Roderick have each resigned from the Board of Directors of the Company. These resignations were not due to any disagreement over the Company’s operations, policies or practices. Currently, Horace Ward, the Chief Executive Officer of the Company, is the only remaining director of the Company.

Item 7.    Financial Statements and Exhibits.

        The following exhibits are filed as a part of this report:

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

                      99.1    Press Release dated September 16, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2003	ROHN INDUSTRIES, INC. By: /s/ John W. Castle John W. Castle Chief Financial Officer